AMERICAN SKIING COMPANY

                      $12,500,000 (plus accreted interest)

                11.3025% CONVERTIBLE SUBORDINATED NOTES DUE 2007

                                    INDENTURE

                           Dated as of August 31, 2001

                         OAK HILL CAPITAL PARTNERS, L.P.

                                     Trustee

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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I. DEFINITIONS.........................................................1
         Section 1.01        Definitions.......................................1
         Section 1.02        Other Definitions.................................9
         Section 1.03        Incorporation by Reference of Trust Indenture Act10
         Section 1.04        Rules of Construction............................11

ARTICLE II. THE NOTES.........................................................11
         Section 2.01        Form and Dating..................................11
         Section 2.02        Title and Terms..................................13
         Section 2.03        Execution and Authentication.....................14
         Section 2.04        Registrar and Paying Agent.......................15
         Section 2.05        Paying Agent to Hold Money in Trust..............15
         Section 2.06        Holder Lists.....................................15
         Section 2.07        Transfer and Exchange............................16
         Section 2.08        Replacement Notes................................20
         Section 2.09        Outstanding Notes................................20
         Section 2.10        Treasury Notes...................................21
         Section 2.11        Temporary Notes; Global Notes....................21
         Section 2.12        Cancellation.....................................22

ARTICLE III. REDEMPTION.......................................................22
         Section 3.01        Notices to Trustee...............................22
         Section 3.02        Selection of Notes to be Redeemed................22
         Section 3.03        Notice of Redemption.............................23
         Section 3.04        Effect of Notice of Redemption...................24
         Section 3.05        Deposit of Redemption Price......................24
         Section 3.06        Notes Redeemed in Part...........................24
         Section 3.07        Optional Redemption..............................24
         Section 3.08        Mandatory Redemption.............................24

ARTICLE IV. COVENANTS.........................................................24
         Section 4.01        Payment of Notes.................................24
         Section 4.02        Reports..........................................25
         Section 4.03        Compliance Certificate...........................25
         Section 4.04        Stay, Extension and Usury Laws...................26
         Section 4.05        Corporate Existence..............................26
         Section 4.06        Taxes............................................26
         Section 4.07        Change of Control................................26
         Section 4.08        Compliance with Laws.............................28

ARTICLE V. CONVERSION.........................................................29
         Section 5.01        Conversion Privilege.............................29

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         Section 5.02        Conversion Procedure.............................29
         Section 5.03        No Impairment of Conversion Privilege............30
         Section 5.04        Taxes on Conversion..............................30
         Section 5.05        Company to Provide Stock.........................30
         Section 5.06        Adjustment of Conversion Price...................31
         Section 5.07        No Adjustment....................................35
         Section 5.08        Other Adjustments................................35
         Section 5.09        Adjustments for Tax Purposes.....................36
         Section 5.10        Notice of Adjustment.............................36
         Section 5.11        Notice of Certain Transactions...................36
         Section 5.12        Effect of Reclassifications, Consolidations,
                             Mergers or Sales on Conversion Privilege.........36
         Section 5.13        Trustee's Disclaimer.............................37

ARTICLE VI. SUBORDINATION.....................................................38
         Section 6.01        Agreement to Subordinate.........................38
         Section 6.02        Liquidation; Dissolution, Bankruptcy.............38
         Section 6.03        Default on Senior Debt; No Stock Collateral......39
         Section 6.04        Acceleration of Notes............................40
         Section 6.05        When Distribution Must Be Paid Over..............40
         Section 6.06        Notice...........................................40
         Section 6.07        Subrogation......................................40
         Section 6.08        Relative Rights..................................41
         Section 6.09        Subordination May Not Be Impaired by Company.....41
         Section 6.10        Distribution or Notice to Representative.........42
         Section 6.11        Rights of Trustee and Paying Agent...............42
         Section 6.12        Authorization to Effect Subordination............43
         Section 6.13        Payment..........................................43
         Section 6.14        No Claims Against Subsidiaries...................43
         Section 6.15        Amendments.......................................44

ARTICLE VII. CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.............44
         Section 7.01        Company May Consolidate, Etc. Only On Certain
                             Terms............................................44
         Section 7.02        Successor Substituted............................45

ARTICLE VIII. DEFAULTS AND REMEDIES...........................................45
         Section 8.01        Events of Default................................45
         Section 8.02        Acceleration.....................................47
         Section 8.03        Other Remedies...................................48
         Section 8.04        Waiver of Past Defaults..........................48
         Section 8.05        Control by Majority..............................48
         Section 8.06        Limitation on Suits..............................48
         Section 8.07        Rights of Holders to Receive Payment.............49
         Section 8.08        Collection Suit by Trustee.......................49
         Section 8.09        Trustee May File Proofs of Claim.................49
         Section 8.10        Priorities.......................................50

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         Section 8.11        Undertaking for Costs............................50

ARTICLE IX. TRUSTEE ..........................................................50
         Section 9.01        Duties of Trustee................................50
         Section 9.02        Rights of Trustee................................51
         Section 9.03        Individual Rights of Trustee.....................52
         Section 9.04        Trustee's Disclaimer.............................52
         Section 9.05        Notice of Defaults...............................52
         Section 9.06        Reports by Trustee to Holders....................52
         Section 9.07        Compensation and Indemnity.......................52
         Section 9.08        Replacement of Trustee...........................53
         Section 9.09        Successor Trustee by Merger, etc.................54
         Section 9.10        Eligibility; Disqualification....................54
         Section 9.11        Preferential Collection of Claims Against
                             Company..........................................54

ARTICLE X. DISCHARGE OF INDENTURE.............................................55
         Section 10.01       Termination of Company's Obligations.............55
         Section 10.02       Repayment to Company.............................55

ARTICLE XI. AMENDMENTS, SUPPLEMENTS AND WAIVERS...............................55
         Section 11.01       Without Consent of Holders.......................55
         Section 11.02       With Consent of Holders..........................56
         Section 11.03       Compliance with Trust Indenture Act..............57
         Section 11.04       Revocation and Effect of Consents................57
         Section 11.05       Notation on or Exchange of Notes.................58
         Section 11.06       Trustee Protected................................58

ARTICLE XII. MISCELLANEOUS....................................................58
         Section 12.01       Trust Indenture Act Controls.....................58
         Section 12.02       Notices..........................................58
         Section 12.03       Communication by Holders with other Holders......59
         Section 12.04       Certificate and Opinion as to Conditions
                             Precedent........................................59
         Section 12.05       Statements Required in Certificate or Opinion....59
         Section 12.06       Rules by Trustee and Agents......................60
         Section 12.07       Legal Holidays...................................60
         Section 12.08       No Recourse Against Others.......................60
         Section 12.09       Counterparts and Facsimile Signatures............60
         Section 12.10       Variable Provisions..............................60
         Section 12.11       Governing Law, Submission to Jurisdiction........61
         Section 12.12       No Adverse Interpretation of other Agreements....62
         Section 12.13       Successors.......................................62
         Section 12.14       Severability.....................................62
         Section 12.15       Table of Contents, Headings, etc.................62
         Section 12.16       Enforceability of the Company's Rights...........62



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                  INDENTURE, dated as of August 31, 2001, between American
Skiing Company, a Delaware corporation (the "COMPANY"), and Oak Hill Capital Partners, L.P., a Delaware limited partnership, as trustee (the "TRUSTEE").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined in Section 1.01 hereof) of the Company's 11.3025% Convertible Subordinated Notes due 2007 (the "NOTES"):

ARTICLE I.

                                   DEFINITIONS

Section 1.01      Definitions.
                  -----------

                  "Accreted Value" means, for any Note, as of any date of determination, the sum of (i) the Original Issue Price of the Note and (ii) any interest in respect of such Note added to such Accreted Value pursuant to
Section 2.02 of this Indenture and the terms of such Note. Initially, upon the Issuance Date, the amount under clause (ii) shall be zero.

                  "Affiliate" of any specified Person means any other Person directly indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent or Conversion Agent.

                  "Bank Credit Agreements" means (i) the Amended, Restated and Consolidated Credit Agreement dated as of October 12, 1999 among the Company, various Subsidiaries of the Company, the lenders party thereto and Fleet National Bank, as agent for the lenders, (ii) any other credit, loan, reimbursement or other similar agreements among the Company, any Subsidiary and any bank, insurance company, finance company or other institutional lender,
(iii) each instrument pursuant to which Obligations under any of the agreements described in (i) or (ii) above, are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and (iv) each instrument now or hereafter evidencing, governing, guarantying or securing any Indebtedness under any agreements described in (i), (ii) or (iii) above, in each case, as modified, amended, reformed, renewed, extended, restated or supplemented from time to time.


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                  "Bank Lenders" means the lenders and creditors under the Bank
Credit Agreements.

                  "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

                  "Board Resolution" means a duly authorized resolution of the Board of Directors.

                  "Business Day" means any day that is not a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders, or
(ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Capital Stock of the Company, unless, in the case of this clause (ii), the Permitted Holders retain the right or ability, by voting power, contract or otherwise, to elect or designate a majority of the Board of Directors of the Company.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  "Company" means the party named as such above until a successor replaces it in accordance with Article VII and thereafter means the successor.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Depositary" shall mean The Depository Trust Company, its nominees and their respective successors.

                  "Designated Senior Debt" means the Company's Obligations under the Senior Notes, the Bank Credit Agreements and any other Senior Debt of such

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Person permitted to be incurred by the Company the principal amount of which is
$25.0 million or more and that has been designated by the Board of Directors as "Designated Senior Debt" by notice to the Trustee from both the Company and the Senior Agent.

                  "Designated Subsidiary" means any Subsidiary of the Company that is not an "Unrestricted Subsidiary" as defined in, and for the purposes of the Senior Credit Agreement; provided, that each Subsidiary that is a Designated Subsidiary at the time when the obligations under the Senior Credit Agreement shall have been paid in full shall remain a Designated Subsidiary for so long as this Indenture remains in effect.

                   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any Indebtedness that is convertible into, or exchangeable for Capital Stock.

                  "Excess Payment" means the excess of (A) the aggregate of the cash and the fair value of other consideration paid by the Company or any of its Subsidiaries with respect to shares acquired in a tender offer or other negotiated transaction over (B) the aggregate Current Market Price of such acquired shares immediately prior to the announcement of the tender offer (in the case of a tender offer) or as of the date of acquisition (in the case of a negotiated transaction). For purposes of this definition, the "fair value" of any consideration other than cash shall be agreed to by the Company and the Majority Holders or, if such Persons do not agree, the determination of fair value of such consideration shall be determined in a manner consistent with the determination of Current Market Price as set forth in Section 5.06(f).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date and are applied on a consistent basis.

                  "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest and currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

                  "Holder" means a Person in whose name a Note is registered in the register referred to in Section 2.04.


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                                       4


                  "Indebtedness" means, with respect to any Person, without duplication, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or representing the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. Indebtedness shall not include liabilities for taxes of any kind.

                  "Indenture" means this Indenture, as modified, amended, reformed, renewed, extended, restated or supplemented from time to time

                  "Insolvency or Liquidation Proceeding" means, with respect to any Person, (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

                  "Interest Accrual Date" means, with respect to any installment of interest on any Notes, the dates specified in Section 2.02 as the fixed dates on which such installment of interest accrues and is added to the Accreted Value in effect immediately prior to the applicable Interest Accrual Date.

                  "Issuance Date" means the date on which the Notes are first authenticated and issued.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Majority Holders" means, at any time, the Holders of a majority in aggregate Accreted Value of the then outstanding Notes.

                  "Maturity" means, with respect to any Note, the date on which the Accreted Value of such Note becomes due and payable as therein provided and

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                                       5


as provided in this Indenture, whether at the Stated Maturity, the Purchase Date or otherwise.

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

                  "Non-Recourse Real Estate Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries; provided, that if there has been a legal defeasance or covenant defeasance under Article 8 of the Senior Indenture or the Senior Indenture has been discharged, there shall be no Non-Recourse Real Estate Debt.

                  "Notes" has the meaning set forth in the preamble hereto.

                  "NYSE" means the New York Stock Exchange.

                  "Oak Hill" means Oak Hill Capital Partners, L.P.

                  "Obligations" with respect to any instrument or agreement means any and all principal, Accreted Value, interest (including Post-Petition Interest), penalties, premiums, fees (including, without limitation, to the extent provided for in such instrument or agreement, fees and expenses of counsel), indemnifications, reimbursements, damages and other charges, obligations and liabilities existing from time to time under such instrument or agreement, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including any obligations or liabilities to repay, redeem, repurchase, retire, acquire or defease any Indebtedness under such instrument or agreement, or any obligation to establish a sinking fund for any such purpose.

                  "Officers' Certificate" means a certificate of the Company signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice President of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

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                                       6

                  "Original Issue Price" means, with respect to any Note, the amount designated as original issue price on the face of such Note.

                  "Permitted Holders" means (a) Leslie B. Otten (or, in the event of his incompetence or death, his estate and his estate's heirs, executor, administrator, committee or other representative (collectively, "Heirs")), (b) any Person in which Leslie B. Otten and his Heirs, directly or indirectly, have an 80% controlling interest, and/or (c) Oak Hill Capital Partners, L.P. and Oak Hill Securities Fund, L.P. and their respective affiliates and associates.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

                  "Purchase Agreement" means the Securities Purchase Agreement, dated as of July 15, 2001, among the Company and the purchasers named therein, as modified, amended, reformed, renewed, extended, restated or supplemented, from time to time.

                  "Purchasers" means Oak Hill Capital Partners, L.P. and Oak Hill Capital Management Partners, L.P.

                  "Registration Rights Agreement" means the Registration Rights Agreement relating to the Notes and the underlying Series D Preferred Stock, dated August 31, 2001, among the Company and the Persons party thereto, as modified, amended, reformed, renewed, extended, restated or supplemented, from time to time.

                  "Representative" means, with respect to any Senior Debt, the agent or other representative(s), if any, of holders of such Senior Debt.

                  "Responsible Officer," when used with respect to the Trustee, means (i) with respect to Oak Hill as Trustee, means any member of OHCP MGP, LLC (a Delaware limited liability company and the general partner of OHCP GenPar, L.P., a Delaware limited partnership and general partner of Oak Hill), and (ii) with respect to any other Person as Trustee, any Trust Officer of the Trustee or, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an "Unrestricted Subsidiary" as defined in, and for the purposes of,

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                                       7


the Senior Indenture; provided, that each Subsidiary that is a Restricted Subsidiary at the time when the Senior Indenture is discharged shall remain a Restricted Subsidiary for so long as this Indenture remains in effect.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Agents" means, collectively, (i) (A) until all Indebtedness under the Bank Credit Agreements is paid in full in cash, the agent (or the institution performing similar functions) under the Bank Credit Agreement under which the greatest aggregate principal amount of Indebtedness is outstanding and (B) if all Indebtedness under the Bank Credit Agreements has been paid in full, the Person (or representative of the Persons) holding the greatest amount of Senior Debt other than Senior Notes, and (ii) until all Indebtedness under the Senior Notes has been paid in full in cash, the trustee under the Senior Indenture.

                  "Senior Bank Debt" means all Obligations outstanding under the Bank Credit Agreements.

                  "Senior Credit Agreement" means the Amended, Restated and Consolidated Credit Agreement dated as of October 12, 1999, among the Company and certain Subsidiaries of the Company, as borrowers, the lenders and Fleet National Bank (f/k/a BankBoston, N.A.), as agent for the lenders, as modified, amended, restated or supplemented from time to time.

                  "Senior Debt" of any Person means and includes all principal of, premium and interest on and other Obligations with respect to (i) the Bank Credit Agreements, (ii) the Senior Notes and (iii) any other Indebtedness of such Person (other than as otherwise provided in this definition), whether outstanding on the date of issuance of the Notes or thereafter incurred; provided, however, Senior Debt shall not include: (a) except in the case of Indebtedness under the Amended, Restated and Consolidated Credit Agreement dated as of October 12, 1999 among the Company, various Subsidiaries of the Company, the lenders party thereto and Fleet National Bank, as agent for the lenders, and the guarantees of various Subsidiaries of the Company issued in connection therewith, in each case as modified, amended and in effect from time to time, any Indebtedness which by the terms of the instrument creating or evidencing the same is subordinated or junior in right of payment to any other Senior Debt in any respect or (b) that portion of any Indebtedness incurred in violation of this Indenture or the Senior Indenture. Notwithstanding the foregoing, Senior Debt shall not include (1) Indebtedness evidenced by the Notes, (2) Indebtedness which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code is without recourse to the Company, (3) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (4) Indebtedness of such Person to the extent such liability constitutes Indebtedness to a Subsidiary of the Company, (5) Indebtedness for the purchase of goods or materials in the ordinary course of business except

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                                       8


purchase money Indebtedness secured by a security interest in or Lien upon the goods or materials purchased or (6) Indebtedness owed by the Company for compensation to employees or for services.

                  "Senior Indenture" means the Indenture, dated as of June 28, 1996, between the Company (as successor to ASC East, Inc.), and United States Trust Company of New York as trustee, as modified, amended, restated or supplemented from time to time.

                  "Senior Notes" means the 12% Series A and Series B Senior Subordinated Notes due 2006, issued by the Company pursuant to the Senior Indenture.

                  "Series D Equivalents" means Series D Preferred Stock or rights, warrants, options or other convertible securities representing the right to acquire Series D Preferred Stock.

                  "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

                  "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness, the Accreted Value or such installment of interest, as the case may be, is due and payable.

                  "Stock Collateral" means any Equity Interests in any Subsidiary of the Company.

                  "Stockholders' Agreement" means the Stockholders' Agreement dated as of August 6, 1999, as amended by Amendment No. 1 thereto dated July 31, 2000, and as it may be further amended from time to time, among the Company, Leslie B. Otten, Oak Hill and the other parties identified therein.

                  "Subordinated Obligations" means all Indebtedness and other Obligations of the Company or any of its Subsidiaries, contingent or otherwise, now or hereafter existing under or in respect of the Notes (pursuant to the terms thereof or any other agreement or instrument relating thereto) or this Indenture.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).


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                                       9


                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (Sections) 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company that is an "Unrestricted Subsidiary" as defined in, and for the purposes of, the Senior Indenture; provided, that each Subsidiary that is an Unrestricted Subsidiary at the time when the Senior Indenture is discharged shall remain an Unrestricted Subsidiary for so long as this Indenture remains in effect.

Section 1.02      Other Definitions.
                  -----------------

                                                                       DEFINED
TERM                                                                 IN SECTION

"AGENT MEMBERS"..............................................             2.01

"APPLICABLE STOCK"...........................................             5.06

"BANKRUPTCY LAW"                                                          8.01

"CEDEL"......................................................             2.01

"CHANGE OF CONTROL PAYMENT"..................................             4.07

"COMMENCEMENT DATE"..........................................             4.07

"CONVERSION AGENT"...........................................             2.04

"CONVERSION DATE"............................................             5.02

"CONVERSION PRICE"...........................................             5.01

"CONVERSION SHARES"..........................................             5.01

"CURRENT MARKET PRICE" ......................................             5.06

"CUSTODIAN"..................................................             8.01

"DISTRIBUTION DATE"..........................................             5.06

"DISTRIBUTION RECORD DATE"...................................             5.06

"EUROCLEAR"..................................................             2.01

"EVENT OF DEFAULT"...........................................             8.01

"GLOBAL NOTES"...............................................             2.01

"LEGAL HOLIDAY"..............................................            12.07

"OFFER AMOUNT"...............................................             4.07

"OFFICER"....................................................            12.10

"NON-PURCHASER DIRECTORS"....................................            12.16

"PAYING AGENT"...............................................             2.04

"PAYMENT BLOCKAGE NOTICE"....................................             6.03

"PAYMENT DEFAULT"............................................             8.01

"PURCHASE DATE"..............................................             4.07

"PURCHASE OFFER".............................................             4.07

"QIBS".......................................................             2.01

"REGISTRAR"..................................................             2.04

"REGULATION S"...............................................             2.01

"REGULATION S GLOBAL NOTE"...................................             2.01

"RESTRICTED NOTES"...........................................             2.01

"REPURCHASE DATE"............................................             5.06

"RIGHTS".....................................................             5.06

"RULE 144A"..................................................             2.01

"RULE 144A GLOBAL NOTE"......................................             2.01

"SURVIVING ENTITY"...........................................             7.01

"TENDER PERIOD"..............................................             4.07

Section 1.03      Incorporation by Reference of Trust Indenture Act.
                  -------------------------------------------------

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "Indenture Securities" means the Notes;

                  "Indenture Security Holder" means a Holder of a Note;

                  "Indenture To Be Qualified" means this Indenture;

                  "Indenture Trustee" or "institutional trustee" means the Trustee; and

                  "Obligor" on the Notes means the Company or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.
                  ---------------------

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

                  (c) "OR" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions;

                  (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

                  (g) a reference to "$" or U.S. Dollars is to United States dollars.

ARTICLE II.

                                    THE NOTES

Section 2.01      Form and Dating.
                  ---------------

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be issued only in denominations of Accreted Value with $100 of Original Issue Price and integral multiples thereof. The terms and provisions of the Notes set forth in Exhibit A are part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any

Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Notes. Notes transferred in reliance on Regulation S under the Securities Act ("REGULATION S"), as provided in Section 2.07(a)(ii) hereof, shall be issued in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit A hereto (the "REGULATION S GLOBAL NOTE"), which shall be deposited on behalf of the transferee of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("EUROCLEAR") or Cedelbank ("CEDEL"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  Notes transferred to Qualified Institutional Buyers ("QIBS") in reliance on Rule 144A under the Securities Act ("RULE 144A"), as provided in
Section 2.07(a)(ii) hereof, shall be issued in the form of one or more permanent Global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit A hereto ("RULE 144A GLOBAL NOTE"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  Notwithstanding the foregoing, for so long as the Purchasers hold the Notes, the Notes shall be held by them in certificated form.

                  (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to the Regulation S Global Note and the Rule 144A Global Note issued in the form of one or more permanent Global Notes (collectively, the "GLOBAL NOTES") deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

                  Notwithstanding the foregoing, for so long as the Purchasers hold the Notes, the Notes shall not be issued in the form of Global Notes.

(d) Certificated Notes. Notes transferred to "accredited investors" (as defined in Rule 501 (a) (1), (2), (3), (4), (5), (6) and (7) of Regulation D under the Securities Act), as provided in Section 2.07(a), or to any Person in a transaction exempt from the registration requirements of the Securities Act, other than a Person who elects to receive a Global Note as provided elsewhere in the Indenture, shall be issued in the form of one or more certificated Notes in definitive, fully registered form without interest coupons with the Restricted Notes Legend set forth in Exhibit A hereto ("RESTRICTED NOTES"), which shall be registered in the name of such Accredited Investor or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Such Restricted Notes may only be transferred in reliance on Regulation S or to QIBs in reliance on Rule 144A, pursuant to another exception from registration under the Securities Act or pursuant to an effective registration statement.

                  In addition to the provisions of Section 2.11, owners of beneficial interests in Global Notes may, if the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes, receive a certificated Note, which certificated Note shall bear the Restricted Notes Legend set forth in Exhibit A hereto unless otherwise provided in this Section 2.01(d) and Section 2.07(b) hereof.

                  After a transfer of any Notes during the period of the effectiveness of a Shelf Registration Statement with respect to the Notes and pursuant thereto, all requirements for Restricted Notes Legends on such Note will cease to apply, and a certificated Note without a Restricted Notes Legend will be available to the Holder of such Notes.

Section 2.02      Title and Terms.
                  ---------------

                  The aggregate Original Issue Price of Notes which may be authenticated and delivered under this Indenture is limited to $12,500,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other Notes pursuant to Sections 2.03, 2.04, 2.07, 2.08, 4.07 and 11.05.

                  The Notes shall be known and designated as the "11.3025% Convertible Subordinated Notes due 2007" of the Company. The Stated Maturity of the Accreted Value of the Notes shall be August 28, 2007 and the Notes shall each bear interest at the rate of 11.3025% on the Accreted Value thereof from August 31, 2001 until the Stated Maturity of the Accreted Value.

                  On each August 31 on which the Notes are outstanding, commencing August 31, 2002, and at the Stated Maturity of the Accreted Value, interest on the Notes shall accrue and be paid through the addition of such interest to the Accreted Value in effect immediately prior to the applicable Interest Accrual Date. The Company shall notify the Trustee in writing of the aggregate amount of such interest not less than five (5) or more than 45 days prior to any Interest Accrual Date on which accretion will occur. On the applicable Interest Accrual Date, the Accreted Value shall increase by the amount of such interest.

                  On Maturity, the Accreted Value shall be payable at the office or agency of the Company maintained for such purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose. If a Holder so requests, Accreted Value, accrued and unpaid interest thereon, and premium, if any, may be paid by wire transfer of immediately available funds to an account previously specified in writing by such Holder to the Company and the Trustee.

                  At the option of the Holder, the Notes may be converted into shares of Series D Preferred Stock pursuant to Article IV hereof.

                  Holders shall have the right to require the Company to repurchase their Notes, in whole or in part, in the event of a Change of Control, pursuant to Section 3.07.

Section 2.03      Execution and Authentication.
                  ----------------------------

                  One Officer shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by an Officer, authenticate Notes for Original Issue Price up to an amount stated in paragraph 3 of the Note. The aggregate Notes outstanding at any time may not have an aggregate Original Issue Price that exceeds $12,500,000 except as provided in Section 2.08.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate

Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate.

Section 2.04      Registrar and Paying Agent.
                  --------------------------

                  The Company shall maintain in the Borough of Manhattan, City of New York, State of New York, (i) offices or agencies where the Notes may be presented for registration of transfer or for exchange ("REGISTRAR"), (ii) offices or agencies where the Notes may be presented for payment ("PAYING AGENT") and (iii) offices or agencies where the Notes may be presented for conversion ("CONVERSION AGENT"); provided that if the only Holders are the Purchasers, such offices or agencies may be the executive offices of the Company as set forth in Section 12.10. The Company shall act initially as principal Registrar, Paying Agent and Conversion Agent. The principal Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional Conversion Agents in such other locations as it shall determine. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar or Conversion Agent.

Section 2.05      Paying Agent to Hold Money in Trust.
                  -----------------------------------

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Accreted Value at Maturity, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.06      Holder Lists.
                  ------------

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at such times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07      Transfer and Exchange.
                  ---------------------

                  Where Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for one or more new Notes of any authorized denomination or denominations, of a like aggregate Accreted Value, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11 or 11.05 hereof).

                  (a) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(b) and this Section 2.07(a); provided, however, that beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend.

                  (i) Except for transfers or exchanges made in accordance with clauses (ii) through (iv) of this Section 2.07(a), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (ii) Rule 144A Global Note to Regulation S Global Note. If an owner of a beneficial interest in the Rule 144A Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Rule 144A Global Note to a Person who is required to take delivery thereof in the form of an interest in the Regulation S Global Note, such owner may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the principal Registrar of (1) instructions given in accordance with the Depositary's procedures from an Agent Member directing the principal Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of Exhibit B attached hereto given by the

Holder of such beneficial interest, then the principal Registrar shall instruct the Depositary to reduce or cause to be reduced the Accreted Value of the Rule 144A Global Note and to increase or cause to be increased the Accreted Value of the Regulation S Global Note by the aggregate Accreted Value of the beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the Accreted Value of the Rule 144A Global Note and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

                  (iii) Regulation S Global Note to Rule 144A Global Note. If an owner of a beneficial interest in the Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Regulation S Global Note to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Note, such Holder may, subject to the rules and procedures of Euroclear or Cedel, as the case may be, and the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the principal Registrar of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the principal Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit C attached hereto given by the owner of such beneficial interest, then Euroclear or Cedel or the principal Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced the Accreted Value of the Regulation S Global Note and to increase or cause to be increased the Accreted Value of the Rule 144A Global Note by the aggregate Accreted Value of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the principal Registrar shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the Accreted Value of the Regulation S Global Note and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

                  (iv) Global Note to Restricted Note. If an owner of a beneficial interest in a Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Note to a Person who is required to take delivery thereof in the form of a Restricted Note, such owner may, subject to the rules and procedures of Euroclear or Cedel, if applicable, and the Depositary, cause the exchange of such interest for one or more Restricted Notes of any authorized denomination or denominations and of the same aggregate Accreted Value. Upon receipt by the principal Registrar of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary directing the principal Registrar to authenticate and deliver one or more Restricted Notes of the same aggregate Accreted Value as the beneficial interest in the Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted

Notes to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit D attached hereto given by the owner of such beneficial interest to the effect set forth therein, (3) a certificate in the form of Exhibit E attached hereto given by the Person acquiring the Restricted Notes for which such interest is being exchanged, to the effect set forth therein, and (4) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then Euroclear or Cedel, if applicable, or the principal Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced such Global Note by the aggregate Accreted Value of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Notes of the same aggregate Accreted Value in accordance with the instructions referred to above.

                  (v) Restricted Note to Restricted Note. If a Holder of a Restricted Note wishes at any time to transfer such Restricted Note to a Person who is required to take delivery thereof in the form of a Restricted Note, such Holder may, subject to the restrictions on transfer set forth herein and in such Restricted Note, cause the exchange of such Restricted Note for one or more Restricted Notes of any authorized denomination or denominations and of the same aggregate Accreted Value. Upon receipt by the principal Registrar of (1) such Restricted Note, duly endorsed as provided herein, (2) instructions from such Holder directing the principal Registrar to authenticate and deliver one or more Restricted Notes of the same aggregate Accreted Value as the Restricted Note to be exchanged, such instructions to contain the name or authorized denomination or denominations of the Restricted Notes to be so issued and appropriate delivery instructions, (3) a certificate from the Holder of the Restricted Note to be exchanged in the form of Exhibit D attached hereto, (4) a certificate in the form of Exhibit E attached hereto given by the Person acquiring the Restricted Notes for which such interest is being exchanged, to the effect set forth therein, and (5) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall cancel or cause to be canceled such Restricted Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Notes of the same aggregate Accreted Value, in accordance with the instructions referred to above.

                  (vi) Restricted Note to Rule 144A Global Note. If an owner of a Restricted Note registered in the name of such owner wishes at any time to transfer such Restricted Note to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Note, such Holder may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such Restricted Note for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the principal Registrar of (1) instructions from the Company, directing the principal Registrar (A) to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the Accreted Value of the Restricted Note to be exchanged or transferred and

(B) to cancel such Restricted Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit C attached hereto given by the owner of such Restricted Note, then the principal Registrar will instruct the Trustee to cancel such Restricted Note and will instruct the Depositary to increase or cause to be increased the Accreted Value of the Rule 144A Global Note by the Accreted Value of the Restricted Note to be exchanged or transferred, and the principal Registrar shall instruct the Depositary, concurrently with such cancellation of the Restricted Note, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the Accreted Value of the Restricted Note to be canceled by the Trustee.

                  (vii) Restricted Note to Regulation S Global Note. If an owner of a Restricted Note registered in the name of such owner wishes at any time to transfer such Restricted Note to a Person who is required to take delivery thereof in the form of an interest in the Regulation S Global Note, such owner may, subject to the rules and procedures of the Euroclear or Cedel, as the case may be, exchange or cause the exchange of such Restricted Note for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the principal Registrar of (1) instructions from the Company, directing the principal Registrar (A) to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the Accreted Value of the Restricted Note to be exchanged or transferred and (B) to cancel such Restricted Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of Exhibit B attached hereto given by the Holder of such Restricted Note, then the principal Registrar will instruct the Trustee to cancel such Restricted Note and will instruct the Depositary to increase or cause to be increased the Accreted Value of the Regulation S Global Note by the Accreted Value of the Restricted Note to be exchanged or transferred, and the principal Registrar shall instruct the Depositary, concurrently with such cancellation of the Restricted Note, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the Accreted Value of the Restricted Note to be canceled by the Trustee.

                  (viii) Other Exchanges. In the event that a beneficial interest in a Global Note is exchanged for a certificated Note in definitive registered form pursuant to Section 2.11, prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A, Rule 144, Regulation S or any other available exemption from registration, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (b) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Notes are issued upon the transfer, exchange or replacement of Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Notes Legend on Notes, the Notes so issued shall bear the Restricted Notes Legend, or the Restricted Notes Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144, Regulation S or any other available exemption from registration under the Securities Act or, with respect to Restricted Notes, that such Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver Notes that do not bear the legend.

                  (c) Neither the Company nor the Trustee shall have any responsibility for any actions taken or not taken by the Depositary and the Company shall have no responsibility for any actions taken or not taken by the Trustee as agent or custodian of the Depositary.

Section 2.08      Replacement Notes.
                  -----------------

                  If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its reasonable expenses in replacing a Note.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09      Outstanding Notes.
                  -----------------

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

                  If a Note is replaced, paid or purchased pursuant to Section
2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Note is held by a bona fide purchaser. If the Accreted Value of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.10      Treasury Notes.
                  --------------

                  In determining whether the Holders of the required Accreted Value of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or a Subsidiary of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11      Temporary Notes; Global Notes.
                  -----------------------------

                  (a) Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                  (b) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes only in accordance with Section 2.01(d) or if such transfer complies with
Section 2.07 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days after receipt of such notice or after it becomes aware of such cessation or (ii) an Event of Default has occurred and is continuing.

                  (c) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to Section 2.01(d) or to this Section 2.11 shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate Accreted Value of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred pursuant to this Section 2.11 shall be executed, authenticated and delivered only in denominations of Accreted Value with $100 of Original Issue Price and any integral multiple thereof and registered in such names as the

Depositary shall direct. Any Note in the form of certificated Notes delivered in exchange for an interest in the Global Notes shall, except as otherwise provided by Section 2.07(b), bear the Restricted Notes Legend set forth in Exhibit A hereto.

                  (d) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (e) In the event of the occurrence of either of the events specified in Section 2.11(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

Section 2.12      Cancellation.
                  ------------
                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall promptly cancel all Notes surrendered for registration of transfer, exchange, payment, conversion, replacement or cancellation and shall dispose of canceled Notes as the Company directs. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

ARTICLE III.

                                   REDEMPTION

Section 3.01      Notices to Trustee.
                  ------------------

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of the Notes and Section 3.07 hereof, it shall notify the Trustee of the redemption date and the Accreted Value of Notes to be redeemed. The Company shall give each notice provided for in this Section 3.01 at least 45 days before the redemption date (unless a shorter notice period shall be reasonably satisfactory to the Trustee).

Section 3.02      Selection of Notes to be Redeemed.
                  ---------------------------------

                  If less than all of the Notes are to be redeemed at any time, selection of Notes shall be made by the Trustee on a pro rata basis or by lot or by method that complies with the requirements of any exchange on which the Notes are listed and that the Trustee considers fair and appropriate, provided that no Notes with Accreted Value with Original Issue Price of less than $100 shall be redeemed in part. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Notes outstanding not previously called for redemption. Notes and portions of Notes selected shall be in amounts of Accreted Value with $100 of Original Issue Price or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

                  If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereunder, notwithstanding that any such Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

Section 3.03      Notice of Redemption.
                  --------------------

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is to be redeemed in part only, the portion of the Accreted Value with $100 Original Issue Price thereof redeemed, and that, after the redemption date, upon surrender of such Note, a new Note in Accreted Value and Original Issue Price equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

                  (f) that interest on Notes called for redemption ceases to accrue on and after the redemption date; and

                  (g) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

                  Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Series D Preferred Stock of the Company will expire.

                  At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.
                  ------------------------------

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become due and payable on the redemption date at the price set forth in the Notes. A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption Price.
                  ---------------------------

                  On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date unless theretofore converted into Series D Preferred Stock pursuant to the provisions hereof. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

Section 3.06      Notes Redeemed in Part.
                  ----------------------

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in Accreted Value and Original Issue Price to the unredeemed portion of the Note surrendered.

Section 3.07      Optional Redemption.
                  -------------------

                  The Company may redeem all or any portion of the Notes, upon the terms and at the redemption prices set forth in the Notes. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of
Section 3.01 through 3.06 hereof.

Section 3.08      Mandatory Redemption.
                  --------------------

                  The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

                                  ARTICLE IV.

                                    COVENANTS

Section 4.01      Payment of Notes.
                  ----------------

                  The Company shall pay the Accreted Value and any other amounts due on the Notes, if any, at Maturity in the manner provided in the Notes. The

Accreted Value and other amounts due on the Notes, if any, shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all Accreted Value and such other amounts payable on the Notes, if any, then due. To the extent lawful, the Company shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue Accreted Value and any other amounts due on the Notes, if any, at the rate borne by the Notes, compounded annually.

Section 4.02      Reports.
                  -------

                  Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall file with the SEC and furnish to the Trustee and to the Holders of Notes, all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, in each case, as required by the rules and regulations of the SEC as in effect on the Issuance Date.

Section 4.03      Compliance Certificate.
                  ----------------------

                  The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the aggregate Accreted Value on the Notes are prohibited.

                  One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

                  The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default.

Section 4.04      Stay, Extension and Usury Laws.
                  ------------------------------

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.05      Corporate Existence.
                  -------------------

                  Subject to Article VI hereof, to the extent permitted by law, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary of the Company in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any subsidiary, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole.

Section 4.06      Taxes.
                  -----

                  The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

Section 4.07      Change of Control.
                  -----------------

                  (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part of such Holder's Notes (with Accreted Value with $100 of Original Issue Price or integral multiples thereof), pursuant to an offer to all Holders of the Notes to purchase Notes (the "PURCHASE OFFER") at the purchase prices set forth in the Notes plus accrued and unpaid interest to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

                  (b) The Purchase Offer shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement (the "COMMENCEMENT DATE") (as determined in accordance with this Section 4.07 hereof), except to the extent that a longer period is required by applicable law (the "TENDER PERIOD"). Upon the expiration of the Tender Period (the "PURCHASE DATE"), the Company shall irrevocably deposit with the Paying Agent an amount in immediately available funds sufficient to pay the aggregate Change of Control Payment for all the Notes required to be purchased pursuant to this Section 4.07 (the "OFFER AMOUNT"), to be held for payment in accordance with the terms of this Section 4.07.

                  (c) The Company shall provide the Trustee with notice of the Purchase Offer at least 10 days before the Commencement Date.

                  (d) Within 40 days following any Change of Control, the Company or the Trustee (at the expense of the Company) shall send, by first class mail, a notice to each of the Holders, which shall govern the terms of the Purchase Offer and shall state:

                  (i) that the Purchase Offer is being made pursuant to which all Notes validly tendered will be accepted for payment and the length of time the Purchase Offer will remain open;

                  (ii) the purchase price (as determined in accordance with Section 4.07(a) hereof) and the Purchase Date, and that all Notes tendered will be accepted for payment;

                  (iii) that any Note or portion thereof not tendered or accepted for payment will continue to accrue and accrete interest;

                  (iv) that, unless the Company defaults in the payment of the purchase price, any Note or portion thereof accepted for payment pursuant to the Purchase Offer will cease to accrue or accrete interest after the Purchase Date;

                  (v) that Holders electing to have a Note or portion thereof purchased pursuant to any Purchase Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date, or such longer period as may be required by law, a letter or a telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, the Accreted Value of the Note or portion thereof the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note or portion thereof purchased; and

                  (vii) that Holders whose Notes were purchased only in part will be issued new Notes equal in Accreted Value to the unpurchased portion of the Notes surrendered.

                  (e) On the Purchase Date, the Company shall, to the extent lawful and subject to Article VI hereof, (i) accept for payment the Notes or portions thereof properly tendered pursuant to the Purchase Offer, (ii) deliver or cause the depositary or Paying Agent to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Notes or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 4.07. The Paying Agent shall promptly (but in any case not later than ten (10) calendar days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in Accreted Value to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the Holder thereof.

                  (f) The Purchase Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials necessary to enable such Holders to tender their Notes.

                  (g) If and to the extent that a purchase of Notes required by this Section 4.07 is prohibited under the Senior Indenture, then notwithstanding any other provision of this Section 4.07, such purchase shall not occur and be deferred until the first date on which such purchase shall be permitted to be made under the terms of the Senior Indenture. Any Note that is not purchased on a scheduled Purchase Date as otherwise contemplated by this Section 4.07 shall continue to be outstanding and shall accrue interest until such Note is purchased.

                  (h) The Company shall not be required to make a Purchase Offer if a third party makes the Purchase Offer in the manner and at the times prescribed by, and otherwise in compliance with the requirements set forth in, this Section 4.07 and purchases all Notes validly tendered and not withdrawn under such Purchase Offer.

Section 4.08      Compliance with Laws.
                  --------------------

                  The Company shall, and shall cause each of its Subsidiaries to, comply in all respects with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to it and the operation of its businesses whether now in effect or hereafter enacted if noncompliance with any such law, rule, regulation or governmental order, either individually or in the aggregate, would have a material adverse effect on (i) the business, assets, liabilities, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations in accordance with the terms hereof or of the Notes.

                                   ARTICLE V.

                                   CONVERSION

Section 5.01      Conversion Privilege.
                  --------------------

                  A Holder of a Note may convert it into fully paid and nonassessable shares of Series D Preferred Stock at any time following the Issuance Date and prior to Maturity at the Conversion Price then in effect. The number of shares of Series D Preferred Stock issuable upon conversion of a Note (the "CONVERSION SHARES") is determined by dividing (i) the Accreted Value of such Note on the Conversion Date, plus any accrued and unpaid interest thereon as of such date, by (ii) the Conversion Price in effect on the Conversion Date (the "CONVERSION PRICE").

                  The initial Conversion Price is stated in paragraph 9 of the Note and is subject to adjustment as provided in this Article V.

                  A Holder may convert a portion of the Accreted Value of a Note in effect on the Conversion Date, so long as such portion has a $100 Original Issue Price or any integral multiple thereof. Provisions of this Indenture that apply to conversion of the entire Accreted Value of a Note also apply to conversion of such portion of it.

Section 5.02      Conversion Procedure.
                  --------------------

                  To convert a Note, a Holder must satisfy the requirements in paragraph 9 of the Notes. The date on which the Holder satisfies all of those requirements is the conversion date (the "CONVERSION DATE"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Series D Preferred Stock (including fractional shares) issuable upon the conversion. The Person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such Person's rights as a Holder shall cease; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person entitled to receive the shares of Series D Preferred Stock upon such conversion as the stockholder of record of such shares of Series D Preferred Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Series D Preferred Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

                  If a Holder converts more than one Note at the same time, the number of whole shares of Series D Preferred Stock issuable upon the conversion shall be based on the total Accreted Value of Notes converted.

                  Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in Accreted Value to the unconverted portion of the Note surrendered.

Section 5.03      No Impairment of Conversion Privilege.
                  -------------------------------------

                  The Company shall not, nor permit any of its Subsidiaries to, take any action or enter into or amend any transaction, contract, agreement or understanding that impairs the rights of Holders to convert their Notes in accordance with the provisions of the Notes and this Article V.

Section 5.04      Taxes on Conversion.
                  -------------------

                  The issuance of certificates for shares of Series D Preferred Stock upon the conversion of any Note shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the converted Note; provided, however, that in the event that certificates for shares of Series D Preferred Stock are to be issued in a name other than the name of the holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form reasonably satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Note, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

Section 5.05      Company to Provide Stock.
                  ------------------------

                  The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued preferred stock, solely for the purpose of issuance upon conversion of Notes as herein provided, a sufficient number of shares of Series D Preferred Stock to permit the conversion of all outstanding Notes for shares of Series D Preferred Stock. All shares of Series D Preferred Stock which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable when so issued. Shares of Series D Preferred Stock issuable upon conversion of a Restricted Note shall bear such restrictive legends as the Company shall provide in accordance with applicable law. If shares of Series D Preferred Stock are to be issued upon conversion of a Restricted Note and they are to be registered in a name other than that of the holder of such Restricted Note, then the Person in whose name such shares of Series D Preferred Stock are to be registered must deliver to the Trustee a certificate reasonably satisfactory to the Company and signed by such Person as to compliance with the restrictions on transfer contained in such restrictive legends.

Section 5.06      Adjustment of Conversion Price.
                  ------------------------------

                  The Conversion Price shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall (1) pay a dividend in shares of Series D Preferred Stock to all holders of Series D Preferred Stock, (2) make a distribution in shares of Series D Preferred Stock to holders of Series D Preferred Stock, (3) subdivide its outstanding shares of Series D Preferred Stock into a greater number of shares of Series D Preferred Stock or (4) combine its outstanding shares of Series D Preferred Stock into a smaller number of shares of Series D Preferred Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Series D Preferred Stock which he would have owned immediately following such action had such Notes been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (b) In case the Company shall issue Series D Equivalents to all or substantially all holders of Series D Preferred Stock or to any other Person (other than the Holders) entitling such Person or Persons to subscribe for, purchase or otherwise acquire shares of Series D Preferred Stock (or securities in any manner representing the right to acquire Series D Preferred Stock) at a price per share that is less than the then Current Market Price per share of Series D Preferred Stock (as determined in accordance with subsection
(f) below) at the record date for the determination of shareholders entitled to receive such Series D Equivalents on the date of issuance thereof or, with respect to issuances to Persons other than shareholders, on the issue date, as applicable, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date or issue date, as applicable, by a fraction of which the numerator shall be the number of shares of Series D Preferred Stock outstanding on such record date or issue date, as applicable, plus the number of shares which the aggregate offering price of the total number of shares of Series D Preferred Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price (as defined in subsection (f) below), and of which the denominator shall be the number of shares of Series D Preferred Stock outstanding on such record date or issue date, as applicable, plus the number of additional shares of Series D Preferred Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any Series D Equivalents are issued, and shall become effective immediately after such record date or such issue date, as applicable. If at the end of the period during which such Series D Equivalents are exercisable not all such Series D Equivalents shall have been exercised, the adjusted Conversion Price shall be readjusted to what it would have been based upon the number of additional shares of Series D Preferred Stock actually issued (or the number of shares of Series D Preferred Stock issuable upon conversion of convertible securities actually issued).

                  (c) In case the Company shall distribute to all or substantially all holders of Series D Preferred Stock any shares of capital stock of the Company other than Series D Preferred Stock, evidences of indebtedness or other non-cash assets (including securities of any Person other than the Company), or shall distribute to all or substantially all holders of Series D Preferred Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection
(f) below) of the Series D Preferred Stock on the record date mentioned below less the fair market value on such record date (as agreed to by the Company and the Majority Holders (or, if not so agreed, as determined in a manner similar to that used to determine Current Market Price as provided in the last sentence of subsection (f) below)) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Series D Preferred Stock (determined on the basis of the number of shares of Series D Preferred Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (determined as provided in subsection (f) below) of the Series D Preferred Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection
(b) above) ("RIGHTS") pro rata to holders of Series D Preferred Stock, the Company may, at its option, in lieu of making any adjustment pursuant to this
Section 5.06, make proper provision so that each Holder who converts her/ his/ its Note (or any portion thereof with Accreted Value with an Original Issue Price of $100 or integral multiples thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Conversion Stock issuable upon such conversion, a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "DISTRIBUTION DATE"), the same number of Rights to which a holder of a number of shares of Series D Preferred Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Series D Preferred Stock into which the Accreted Value of the Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  (d) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of Common Stock and, if any shares thereof are outstanding, Series D Preferred Stock cash (including any distributions of cash out of current or retained earnings of the Company) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of Common Stock and, if any shares thereof are outstanding, Series D Preferred Stock made in cash plus (y) all Excess Payments in respect of Common Stock and, if any shares thereof are outstanding, Series D Preferred Stock, in each case made within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "DISTRIBUTION RECORD DATE") and in respect of which no Conversion Price adjustment pursuant to paragraphs (c) or (e) of this Section 5.06 or this subsection (d) has been made, exceeds five percent (5%) of the product of the Current Market Price per share (determined as provided in subsection (f) below) of the Common Stock on the Distribution Record Date times the sum of (i) the number of shares of Common Stock and (ii) if any shares of Series D Preferred Stock are outstanding, the number of Common Stock equivalents represented by such shares of Series D Preferred Stock, in each case outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in subsection (f) below) of the Common Stock on the Distribution Record Date less the amount of such cash and other consideration (including any Excess Payments) so distributed applicable to one share (based on the pro rata portion of the aggregate amount of such cash and other consideration (including any Excess Payments) paid in respect of the Common Stock, divided by the shares of Common Stock outstanding on the Distribution Record Date) of Common Stock and the denominator shall be such Current Market Price per share (determined as provided in subsection (f) below) of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

                  (e) In case a tender offer or other negotiated transaction made by the Company or any Subsidiary for all or any portion of the Common Stock and, if any shares thereof are outstanding, the Series D Preferred Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the amount of such Excess Payment, together with the sum of (x) the aggregate amount of all Excess Payments in respect of Common Stock and, if any shares thereof are outstanding, Series D Preferred Stock plus (y) the aggregate amount of all distributions to all holders of the Common Stock and, if any shares thereof are outstanding, Series D Preferred Stock made in cash (specifically including distributions of cash out of retained earnings), in each case made within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "REPURCHASE DATE"), and as to which no adjustment pursuant to paragraph (c) or paragraph (d) of this Section
5.06 or this paragraph (e) has been made, exceeds five percent (5%) of the product of the Current Market Price per share (determined as provided in subsection (f) below) of the Common Stock on the Repurchase Date times the sum of (i) the number of shares of Common Stock and (ii) if any shares of Series D Preferred Stock are outstanding, the number of Common Stock equivalents represented by such shares of Series D Preferred Stock, in each case outstanding

(including any tendered shares but excluding any shares held in the treasury of the Company) on the Repurchase Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in subsection (f) below) of the Common Stock on the Repurchase Date less the amount of such Excess Payments and such cash distributions, if any, applicable to one share (based on the pro rata portion of the aggregate amount of such Excess Payments and such cash distributions paid in respect of the Common Stock, divided by the shares of Common Stock outstanding on the Repurchase Date) of Common Stock and the denominator shall be such Current Market Price per share (determined as provided in subsection (f) below) of the Common Stock on the Repurchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Repurchase Date.

                  (f) For the purpose of any computation under subsections (b),
(c), (d) and (e) of this Section 5.06, the current market price (the "CURRENT MARKET PRICE") per share of Common Stock or Series D Preferred Stock (the "APPLICABLE STOCK") on any date shall be deemed to be equal to the average of the daily closing prices of the Applicable Stock on the NYSE or, if not then listed or traded on the NYSE, such other national securities exchange or the NASDAQ National Market if the Applicable Stock is then listed or traded thereon, for the 10 trading days immediately prior to the record date or date of issuance with respect to distributions, issuances or other events requiring such computation under subsection (b), (c), (d) or (e) above; provided that in the case of an underwritten public offering of Series D Equivalents which are currently traded, the Current Market Price shall be the closing price of the Series D Preferred Stock on the issuance date, less an allowance for a customary discount to the current market trading price which is reasonably required to effect such offering. The closing price for each day shall be the closing price on the NYSE or the last reported sales price or, if the shares of Applicable Stock are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the shares of the Applicable Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Applicable Stock as quoted on the NASDAQ National Market. Notwithstanding the provisions of this subsection (f), if (i) the Applicable Stock is listed or traded on the NYSE or other national securities exchange or quoted on the NASDAQ National Market, but either (A) the prices described in this subsection (f) are not available or (B) the Majority Holders determine that such prices do not adequately reflect the fair value of the Applicable Stock due to limited float or trading volume, or
(ii) the Applicable Stock is not listed on the NYSE or other national securities exchange or quoted on the NASDAQ National Market, the Current Market Price shall be the fair value of the Applicable Stock as agreed by the Company and the Majority Holders or if the Company and Majority Holders are unable to agree, the fair value of the Applicable Stock as determined by a nationally recognized investment bank selected jointly by the Company and the Majority Holders (or if they are unable to agree on such investment bank, as determined by a nationally recognized investment bank selected by lot by the Board of Directors from a total of four such investment banks (two of which shall be selected by the Company and two of which shall be selected by the Majority Holders)).

                  (g) In any case in which this Section 5.06 shall require that an adjustment be made following a record date the Company may elect to defer (but only until five Business Days following the mailing by the Company to the holders of the notice of adjustment described in Section 5.10 below) issuing to the Holder of a Note converted after such record date the Conversion Shares and other capital stock of the Company issuable upon such conversion over and above the Conversion Shares and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares.

                  (h) The shares of Series D Preferred Stock shall be subject to the antidilution adjustments set forth in their certificate of designation from the date hereof, regardless of whether there are any shares of Series D Preferred Stock outstanding.

                  (i) The fees and expenses of any investment bank retained to make any determination under this Indenture shall be paid by the Company.

Section 5.07      No Adjustment.
                  -------------

                  No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment need be made for a transaction referred to in
Section 5.06 above if all Holders are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Series D Preferred Stock participate in the transaction. The Company shall give 30 days prior notice to any transfer agent and to the Holders of any such determination.

                  No adjustment need be made for a change in the par value or a change to no par value of the Series D Preferred Stock.

                  To the extent that the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 5.08      Other Adjustments.
                  -----------------

                  If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date had not occurred.

Section 5.09      Adjustments for Tax Purposes.
                  ----------------------------

                  The Company may make such reductions in the Conversion Price, in addition to those required by Section 5.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

Section 5.10      Notice of Adjustment.
                  --------------------

                  Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 5.11      Notice of Certain Transactions.
                  ------------------------------

                  In the event that:

                  (1) the Company takes any action which would require an adjustment in the Conversion Price;

                  (2) the Company takes any action that would require a supplemental indenture pursuant to Section 5.12; or

                  (3) there is a dissolution or liquidation of the Company; a Holder of a Note may wish to convert such Note into shares of Series D Preferred Stock prior to the record date for or the effective date of the transaction. Therefore, the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause
(1), (2) or (3) of this Section 5.11.

Section 5.12 Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.


                  If any of the following shall occur, namely: (a) any reclassification or change of Conversion Shares issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 5.06 above);
(b) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Series D Preferred Stock; or (c) any sale or conveyance of all or substantially all of the assets of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that the holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Conversion Shares deliverable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article V. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Series D Preferred Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 5.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  In the event the Company shall execute a supplemental indenture pursuant to this Section 5.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

Section 5.13      Trustee's Disclaimer.
                  --------------------

                  The Trustee has no duty to determine when an adjustment under this Article IV should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article V.

                  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.12 hereof.

                                  ARTICLE VI.

                                  SUBORDINATION

Section 6.01      Agreement to Subordinate.
                  ------------------------

                  The Company, for itself and its successors, and each Holder of Notes by accepting a Note agrees, that the Subordinated Obligations are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Obligations with respect to Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. It is the intention of the Company and each Holder of Notes that the provisions of this Article VI comply with the requirements set forth in clause (x) of Section 4.09 of the Senior Indenture and that the Subordinated Obligations accordingly be subordinated in right of payment to the Senior Notes to the same extent as the Senior Notes are subordinated in right of payment to "Senior Debt" (as defined in the Senior Indenture) of the Company pursuant to Article 10 of the Senior Indenture.

Section 6.02      Liquidation; Dissolution, Bankruptcy.
                  ------------------------------------

                  Upon any distribution of cash, securities or other property to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities;

                  (a) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive securities that are subordinated to at least the same extent as the Notes to (i) Senior Debt of the Company and (ii) any securities issued in exchange for Senior Debt of the Company); and

                  (b) until all Obligations with respect to Senior Debt of the Company (as provided in subsection (a) above) are paid in full in cash, any distribution to which Holders of Notes would be entitled but for this Article shall be made to holders of such Senior Debt (except that Holders may receive securities that are subordinated to at least the same extent as the Notes to (i) Senior Debt of the Company and (ii) any securities issued in exchange for Senior Debt of the Company), as their interests may appear.

Section 6.03      Default on Senior Debt; No Stock Collateral.
                  -------------------------------------------

                  The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than securities that are subordinated to at least the same extent as the Notes to (i) Senior Debt of the Company and (ii) any securities issued in exchange for Senior Debt of the Company) until all principal and other Obligations with respect to such Senior Debt have been paid in full in cash if:

                  (1) a default in the payment of the principal of or premium or interest on Senior Debt of the Company occurs and in continuing; or

                  (2) a default, other than a payment default, under the agreement, indenture, or other document governing Designated Senior Debt occurs and is continuing that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from a Senior Agent. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or made, the basis for a subsequent Payment Blockage Notice.

                  The Company may and shall resume payments on and distributions in respect of the Notes and it may acquire them upon:

                  (A) in the case of a default referred to in Section 6.03(1) hereof, the date upon which such default is cured or waived, or

                  (B) in the case of a default referred to in Section 6.03(2) hereof, the earlier of the date upon which the default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Senior Debt has been accelerated, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

                  The Company agrees that it will not, directly or indirectly, transfer or pledge or grant any security interests in any Stock Collateral for any of the Subordinated Obligations, and the Trustee and the Holders agree that neither the Trustee nor any Holder will demand or accept any such Stock Collateral, and should any transfer or pledge of or security interest in any Stock Collateral at any time be made to or received by the Trustee or any such Holder, such Stock Collateral shall be held for the benefit of the holders of Senior Debt of the Company and, upon request, delivered and transferred to the Senior Agent for the benefit of the holders of such Senior Debt.

Section 6.04      Acceleration of Notes.
                  ---------------------

                  If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the Company of the acceleration.

Section 6.05      When Distribution Must Be Paid Over.
                  -----------------------------------

                  In the event that the Trustee or any Holder of Notes receives any payment of any Obligations with respect to the Notes at a time when a Responsible Officer of the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 6.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of Senior Debt of the Company as their interests may appear under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear as set forth in a writing provided to the Trustee and consented to by all Representatives of the holders of Senior Debt of the Company, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving affect to any concurrent payment or distribution to or for the holders of such Senior Debt.

                  With respect to the holders of Senior Debt of the Company, the trustee undertakes to perform such obligations on the part of the Trustee as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Notes of the Company or any other Person money or assets to which any holders of such Senior Debt shall be entitled by virtue of this
Article VI, except if such payment is made at a time when a Responsible Officer has actual knowledge that the terms of this Article VI prohibit such payment.

Section 6.06      Notice.
                  ------

                  The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt of the Company as provided in this Article VI.

Section 6.07      Subrogation.
                  -----------

                  After all Senior Debt of the Company is paid in full in cash and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Debt. A distribution made under this Article VI to holders of Senior Debt of the Company that otherwise would have been made to Holders of Notes is not, as between the Company and Holders of Notes, a payment by the Company on the Notes.

Section 6.08      Relative Rights.
                  ---------------

                  This Article VI defines the relative rights of Holders of Notes and holders of Senior Debt of the Company. Nothing in this Indenture shall:

                  (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay Accreted Value of and premium and interest on the Notes in accordance with their terms;

                  (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of such Senior Debt; or

                  (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of owners of such Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

                  If the Company fails because of this Article VI to pay Accreted Value of or premium or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 6.09      Subordination May Not Be Impaired by Company.
                  --------------------------------------------

                  (a) No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or the failure of the Company or any Holder to comply with this Indenture.

                  (b) Without in any way limiting Section 6.09(a), the holders of any Senior Debt of the Company may, at any time and from time to time, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Debt, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, but subject to the proviso contained in the first sentence, and to the second sentence, of the definition of "Senior Debt," do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Debt or any instrument evidencing or guaranteeing or securing such Senior Debt or any agreement under which such Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing, releasing, terminating or altering, (A) the terms of such Senior Debt, (B) any security for, or any guarantee of, such Senior Debt, (C) any liability of any obligor on such Senior Debt (including any guarantor) or any liability incurred in respect of such Senior Debt); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof; (iii) settle or compromise any such Senior Debt or any other liability of any obligor of such Senior Debt to such holder or any security therefor or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any Senior Debt) in any manner or order; and (iv) release, terminate or otherwise cancel, or fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Debt or any liability of any obligor to the holders of such Senior Debt or any liability incurred in respect to such Senior Debt.

Section 6.10      Distribution or Notice to Representative.
                  ----------------------------------------

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article VI, the Trustee and the Holders of Notes shall be entitled, to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

Section 6.11      Rights of Trustee and Paying Agent.
                  ----------------------------------

                  Neither the Trustee nor any Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article VI, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company, the Senior Agent, one or more holders of Senior Debt of the Company or a Representative of any holders of Senior Debt of the Company; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of Senior Debt (or a Representative thereof) to establish that such notice has been given. In the event that the Trustee or Paying Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article VI, the Trustee or Paying Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or Paying Agent as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and if such evidence is not furnished, the Trustee or Paying Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Only the Company, a Representative or a holder of Senior Debt of the Company that has no Representative may give the notice. Nothing in this Article VI shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 9.07 hereof.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 6.12      Authorization to Effect Subordination.
                  -------------------------------------

                  Each Holder of Notes by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article VI, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.09 hereof at least 30 days before the expiration of the time to file such claim, a Senior Agent is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 6.13      Payment.
                  -------

                  For all purposes of this Article VI, a "payment or distribution on account of Subordinated Obligations" shall include, without limitation, any direct or indirect payment or distribution on account of the purchase, prepayment, redemption, retirement, defeasance or acquisition of any Note, any recovery by the exercise of any right of set-off, any direct or indirect payment of principal, premium or interest with respect to or in connection with any mandatory or optional redemption or purchase provisions, any direct or indirect payment or distribution payable or distributable by reason of any other Indebtedness or Obligation being subordinated or any Subordinated Obligations, and any direct or indirect payment or recovery on any claim relating to or arising out of this Indenture, any Note or the issuance of the Notes.

Section 6.14      No Claims Against Subsidiaries.
                  ------------------------------

                  The Company and the Holders acknowledge and agree as follows:
(a) the Notes are an obligation of the Company only, and the Holders have and will have no claim, right or demand against any Subsidiary of the Company or any assets or properties of any Subsidiary of the Company on or in respect of the Notes; (b) the Company is, and is capitalized as, a separate legal entity such that any claim, right or demand by the Holders with respect to the assets and properties of any Subsidiary of the Company would be solely as a creditor of a direct or indirect shareholder of such Subsidiary, and that such arrangement has been relied upon by and is for the benefit of holders of Senior Debt of the Company or any such guarantor; (c) the Company's direct and indirect

Subsidiaries have no obligation to pay dividends to or to make investments in the Company, for the purpose of funding payment obligations of the Company to the Holders or otherwise; and (d) the Bank Credit Agreements and the Senior Indenture permit Subsidiaries of the Company to pay dividends to or to make investments in the Company only in limited amounts and under specified circumstances.

Section 6.15      Amendments.
                  ----------

                  The provisions of this Article VI shall not be amended or modified without the written consent of the holders of all Senior Debt of the Company.

                                  ARTICLE VII.

                             CONSOLIDATION, MERGER,
                          CONVEYANCE, TRANSFER OR LEASE

Section 7.01      Company May Consolidate, Etc. Only On Certain Terms.
                  ---------------------------------------------------

                  The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

                  (a) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis (the "SURVIVING ENTITY") shall be a corporation, partnership, limited liability company, business trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and this Indenture shall remain in full force and effect;

                  (b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

                  (c) at the time of the transaction, the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Paragraph (b) of this Section 7.01 shall not apply to any merger of the Company with or into any wholly owned Subsidiary of the Company. This Section 7.01 shall not apply to the transfer or lease of all or substantially all of the assets of the Company to any of its wholly owned Subsidiaries.

Section 7.02      Successor Substituted.
                  ---------------------

                  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes, with the same effect as if such successor had been named as the Company herein or in the Notes. When a successor (other than a successor that is an Affiliate of the Company) assumes all the Obligations of its predecessor under this Indenture or the Notes, as the case may be, the predecessor shall be released from those Obligations; provided that in the case of a transfer of substantially all of the Company's assets (but not all of the assets), the predecessor shall not be released from the payment of the aggregate Accreted Value and any other payments due on the Notes.

                                 ARTICLE VIII.

                              DEFAULTS AND REMEDIES

Section 8.01      Events of Default.
                  -----------------

                  An "EVENT OF DEFAULT" occurs if:

                  (a) the Company defaults in the payment of the aggregate Accreted Value of or premium on the Notes when the same becomes due and payable at maturity, in connection with a Purchase Offer, upon declaration or otherwise (whether or not such payment is prohibited by the provisions of Article VI hereof);

                  (b) the Company defaults for 30 days in the payment when due of any other amounts payable on any Note (whether or not such payment is prohibited by the provisions of Article VI hereof);

                  (c) the Company fails to observe or perform for a period of 30 days after notice any covenant or agreement contained in Sections 5.07 and 7.01 hereof (other than, in the case of Section 5.07, a failure to purchase Notes in connection with a Purchase Offer) hereof;

                  (d) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Notes, required by it to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Company or from the Holders of 25% in aggregate Accreted Value of the then outstanding Notes to the Company and the Trustee stating that such notice is a "Notice of Default";

                  (e) a continuing default occurs under any mortgage, indenture or instrument under which may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than any such Indebtedness that constitutes Non-Recourse Real Estate Debt or Indebtedness of an Unrestricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the date hereof, which default:

                  (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such (a "PAYMENT DEFAULT"); or

                  (ii) results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

                  (f) the Company or any of its Subsidiaries, fails to pay final judgments aggregating in excess of $5 million and either (i) any creditor commences enforcement proceedings upon any such judgment or (ii) such judgments are not paid, discharged or stayed within 60 days after their entry;

                  (g) the Company or any of its Designated Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) admits in writing its inability generally to pay its debts as they become due; and

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Designated Subsidiaries in an involuntary case;

                  (ii) appoints a Custodian of the Company or any of its Designated Subsidiaries or for all or substantially all of the property of the Company or any of its Designated Subsidiaries;

                  (iii) orders the liquidation of the Company or any of its Designated Subsidiaries and the order or decree remains unstayed and in effect for 60 consecutive days.

                  The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors or the protection of creditors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  At any time after Oak Hill ceases to be Trustee, an Event of Default shall not be deemed to have occurred under clause (e) or (f) of this
Section 8.01 until the Trustee shall have received written notice of such Default from the Company or any of the Holders or unless a Responsible Officer shall have knowledge of such Event of Default.

Section 8.02      Acceleration.
                  ------------

                  If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 8.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Accreted Value of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable. Upon such declaration, the aggregate Accreted Value plus accrued and unpaid interest thereon, and any other amounts payable on the Notes shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of Section
8.01 hereof occurs, such amounts shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  If the Notes have been declared due and payable as a result of the acceleration of Indebtedness prior to its express maturity pursuant to
Section 8.01(e)(ii), such declaration shall be automatically rescinded if the acceleration of such indebtedness has been rescinded or annulled within 30 days after such acceleration in accordance with the mortgage, indenture or instrument under which it was issued and the conditions set forth in clauses (i) and (ii) in the next paragraph are satisfied.

                  Except as otherwise provided in the immediately preceding paragraph, the Majority Holders by notice to the Trustee may rescind an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) if all existing Events of Default have been cured or waived except nonpayment of Accreted Value or interest on the Notes that has become due solely because of the acceleration of the Notes.

Section 8.03      Other Remedies.
                  --------------

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the aggregate Accreted Value plus accrued and unpaid interest thereon and any other amounts payable on the Notes, if any, or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 8.04      Waiver of Past Defaults.
                  -----------------------

                  The Majority Holders by notice to the Trustee may on behalf of all of the Holders of the Notes waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the aggregate Accreted Value, accrued and unpaid interest thereon, and any other amount payable on any Note, if any. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.05      Control by Majority.
                  -------------------

                  The Majority Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

Section 8.06      Limitation on Suits.
                  -------------------

                  A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate Accreted Value of the then outstanding Notes make a request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) during such 60-day period the Majority Holders do not give the Trustee a direction inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 8.07      Rights of Holders to Receive Payment.
                  ------------------------------------

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the Accreted Value, accrued and unpaid interest thereon, and other amounts payable on the Note, if any, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder made pursuant to this
Section 8.07.

Section 8.08      Collection Suit by Trustee.
                  --------------------------

                  If an Event of Default specified in Section 8.01(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of the aggregate Accreted Value, accrued and unpaid interest thereon, remaining unpaid on the Notes and interest on overdue Accreted Value and such further amounts as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.09      Trustee May File Proofs of Claim.
                  --------------------------------

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10      Priorities.
                  ----------

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 9.07 hereof;

                  Second: to the holders of Senior Debt to the extent required by Article VI;

                  Third: to Holders for amounts due and unpaid on the Notes for the Accreted Value, accrued and unpaid interest thereon, and other amounts payable under the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the aggregate Accreted Value, accrued and unpaid interest thereon, and other amounts, if any, respectively; and

                  Fourth:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders made pursuant to this Section 8.10.

Section 8.11      Undertaking for Costs.
                  ---------------------

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.07 hereof, or a suit by Holders of more than 10% in aggregate Accreted Value of the then outstanding Notes.

ARTICLE IX.

                                     TRUSTEE

Section 9.01      Duties of Trustee.
                  -----------------

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and to confirm the correctness of all mathematical computations.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this subsection does not limit the effect of subsection (b) of this Section 9.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05 hereof.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 9.01.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.02      Rights of Trustee.
                  -----------------

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e) or (f) (and subsection (a) or
(b) if the Trustee does not act as Paying Agent) of Section 8.01 unless either
(i) a Responsible Officer shall have actual knowledge thereof, or (ii) the

Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any Holder.

Section 9.03      Individual Rights of Trustee.
                  ----------------------------

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, subject to the exceptions set forth therein, the Trustee is subject to Sections 9.10 and 9.11 hereof.

Section 9.04      Trustee's Disclaimer.
                  --------------------

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in the Indenture or any statement in any Note other than its authentication or for compliance by the Company with the Registration Rights Agreement.

Section 9.05      Notice of Defaults.
                  ------------------

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 9.06      Reports by Trustee to Holders.
                  -----------------------------

                  Within 60 days after the reporting date stated in Section 12.10, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) if and to the extent required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c). A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange. This Section 9.06 shall not apply so long as Oak Hill is the Trustee.

Section 9.07      Compensation and Indemnity.
                  --------------------------

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                  To secure the Company's payment obligations in this Section 9.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay Accreted Value and interest on particular Notes.

                  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(g) or (h) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  All amounts owing to the Trustee under this Section 9.07 shall be payable by the Company in United States dollars. This Section 9.07 shall not apply so long as Oak Hill is the Trustee.

Section 9.08      Replacement of Trustee.
                  ----------------------

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 9.08.

                  The Trustee may resign by so notifying the Company. The Majority Holders may remove the Trustee by so notifying the Trustee and the Company. If Oak Hill is not the Trustee, the Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b);

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Majority Holders may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% of the aggregate Accreted Value of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee; provided, that the foregoing shall not apply if the Trustee is Oak Hill.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 9.08 hereof, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 9.09      Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 9.10      Eligibility; Disqualification.
                  -----------------------------

                  After the date on which Oak Hill shall no longer be the Trustee, (i) this Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (5), (ii) the Trustee shall always have a combined capital and surplus as stated in Section 12.10 hereof and (iii) the Trustee shall be subject to TIA Section 310(b).

Section 9.11      Preferential Collection of Claims Against Company.
                  -------------------------------------------------

                  After the date on which Oak Hill shall no longer be the Trustee, (i) the Trustee shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b), (ii) a Trustee (other than Oak Hill) who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE X.

                             DISCHARGE OF INDENTURE

Section 10.01     Termination of Company's Obligations.
                  ------------------------------------

                  This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 9.07 and 10.02 hereof shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

Section 10.02     Repayment to Company.
                  --------------------

                  The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

                  The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Accreted Value or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Holders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another Person.

ARTICLE XI.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.01     Without Consent of Holders.
                  --------------------------

                  The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to comply with Sections 6.12 and 7.01 hereof;

                  (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (d) to make any change that provides additional rights or benefits to the Holders of the Notes;

                  (e) to make any change that does not adversely affect the interests hereunder of any Holder; or

                  (f) to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

Section 11.02     With Consent of Holders.
                  -----------------------

                  Subject to Section 8.07 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Majority Holders. Subject to Sections 8.04 and 8.07 hereof, the Majority Holders may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section
11.02 may not:

                  (a) reduce the percentage in aggregate Accreted Value of the then outstanding Notes the consent of whose Holders is required for any amendment, supplement to this Indenture or waiver of any provision of this Indenture;

                  (b) change the Stated Maturity of the Accreted Value of any Note or alter the Accreted Value thereof or any amounts payable thereon under this Indenture, if any;

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a default in the payment of the Accreted Value or any other amounts payable on any Note, if any, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof, except a rescission of acceleration of the Notes by the Majority Holders and a waiver of the payment default that resulted from such acceleration;

                  (e) make any Note payable in money other than that stated in the Note;

                  (f) make any change in Sections 8.04 or 8.07 hereof;

                  (g) impair the right to convert the Notes into Series D Preferred Stock;

                  (h) modify Article V or VI in a manner adverse to the Holders of Notes;

                  (i) except as provided by Article VII, consent to the assignment or transfer by the Company of any of its rights and obligations under the Indenture; and

                  (j) make any change in the foregoing amendment and waiver provisions of this Article XI.

                  To secure a consent of the Holders under this Section 11.02, it shall not be necessary for the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
11.02 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

Section 11.03     Compliance with Trust Indenture Act.
                  -----------------------------------

                  Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 11.04     Revocation and Effect of Consents.
                  ---------------------------------

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite Accreted Value of Notes have consented to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the Accreted Value of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period. After an amendment, supplement or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through (j) of
Section 11.02 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder's Note.

Section 11.05     Notation on or Exchange of Notes.
                  --------------------------------

                  The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

                  Failure to make such notation on a Note or to issue a new Note as aforesaid shall not affect the validity and effect of such amendment or waiver.

Section 11.06     Trustee Protected.
                  -----------------

                  The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.

ARTICLE XII.

                                  MISCELLANEOUS

Section 12.01     Trust Indenture Act Controls.
                  ----------------------------

                  This Indenture is subject to the provisions of the TIA that are required to be incorporated into this Indenture (or, prior to the registration of the Notes pursuant to the Registration Rights Agreement, would be required to be incorporated into this Indenture if it were qualified under the TIA), and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required (or would be so required) to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

Section 12.02     Notices.
                  -------

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail to the other's address stated in Section 12.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  All other notices or communications shall be in writing.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03 Communication by Holders with other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c). This Section 12.03 shall not apply so long as Oak Hill is the Trustee.

Section 12.04     Certificate and Opinion as to Conditions Precedent.
                  --------------------------------------------------

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05     Statements Required in Certificate or Opinion.
                  ---------------------------------------------

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.03) shall include:

                  (a) a statement that the Person signing such certificate or rendering such opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06     Rules by Trustee and Agents.
                  ---------------------------

                  The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07     Legal Holidays.
                  --------------

                  A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

Section 12.08     No Recourse Against Others.
                  --------------------------

                  A director, officer, employee, incorporator or shareholder of the Company, as such, shall not have any liability for any Obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 12.09     Counterparts and Facsimile Signatures.
                  -------------------------------------

                  This Indenture may be executed by manual or facsimile signature in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.10     Variable Provisions.
                  -------------------

                  "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

                  The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ended on December 31, 2001.

                  The reporting date for Section 9.06 hereof is March 15 of each year after Oak Hill ceases to be the Trustee. The first reporting date is March 15, 2002.

                  Except for Oak Hill, the Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

                  The Company's address is:

                           American Skiing Company
                           P. O. Box 450
                           Sunday River Access Road
                           Bethel, Maine 04217
                           Telecopy:    (207) 791-2607
                           Attention:   Foster Stewart, Esq.

                  with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                           Telecopy:    (312) 861-2000
                           Attention:   Gary Silverman, Esq.

                  The Trustee's address is:

                           Oak Hill Capital Partners, L.P.
                           201 Main Street
                           Fort Worth, Texas 76102
                           Telecopy:    (817) 339-7350
                           Attention:   Ray Pinson

                  with a copy to:

                           Oak Hill Capital Management, Inc.
                           65 East 55th Street, 32nd Floor
                           New York, New York 10022
                           Attention:   Brad E. Bernstein

                  with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019
                           Telecopy: (212) 373-2377
                           Attention: John C. Kennedy, Esq.

                  Each party may change its address by written notice to the other party.

Section 12.11     Governing Law, Submission to Jurisdiction.
                  -----------------------------------------

                  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 12.12     No Adverse Interpretation of other Agreements.
                  ---------------------------------------------

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.13     Successors.
                  ----------

                  All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.14     Severability.
                  ------------

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.15     Table of Contents, Headings, etc.
                  --------------------------------

                  The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16     Enforceability of the Company's Rights.
                  --------------------------------------

                  Any demand, claim, lawsuit, action or proceeding for enforcement of this Agreement against the Purchasers or their Affiliates may be initiated either (i) upon the approval of a majority of the Directors of the Company who are not nominated or appointed by the Purchasers or their Affiliates (the "Non-Purchaser Directors"), or (ii) a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement); provided that no such action may be taken by the Non-Purchaser Directors under (i) above unless one or more Non-Purchaser Directors shall have requested that a meeting of the full Board of Directors be held to consider enforcement against the Purchasers or their Affiliates and stating the nature of the enforcement action sought to be taken, and the full Board of Directors has not, within 15 days following the date on which such request is first made either (A) taken or authorized the Company to take the requested action or (B) delegated authority with respect to such matter to a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement).

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                            AMERICAN SKIING COMPANY, as Company


                                            By:  /s/ Foster Stewart
                                            ------------------------------------
                                            Name: Foster Stewart
                                            Title: Secretary

                                   OAK HILL CAPITAL PARTNERS, L.P., as Trustee

                                   By:    OHCP GenPar, L.P., its general partner

                                   By:    OHCP MGP, LLC, its general partner



                                       By: /s/ John R. Monsky
                                       -----------------------------------------
                                       Name:  John R. Monsky
                                       Title:    Vice President

                                    EXHIBIT A

                                                        [FORM OF FACE OF NOTE]

                              [Global Notes Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY AND ANY SHARES OF SERIES D PREFERRED STOCK ISSUED UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY AND ANY SHARES OF SERIES D PREFERRED STOCK ISSUED UPON CONVERSION HEREOF MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT,
(d) TO AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES

ACT)THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THE NOTES (IN SUBSTANTIALLY FORM OF EXHIBIT E OF THE INDENTURE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN ACCRETED VALUE WITH AN ORIGINAL ISSUE PRICE (AS DEFINED IN THE TERMS OF NOTES) LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE PURCHASER WILL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OR ANY SERIES D PREFERRED STOCK ISSUABLE UPON CONVERSION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                                                                   No.  ________

                             $ Original Issue Price
           or such other amount as is indicated on Schedule A hereof*

                           CUSIP No. [ ]/CINS No. [ ]

                 11.3025% CONVERTIBLE SUBORDINATED NOTE DUE 2007

                  American Skiing Company, a Delaware corporation (the "COMPANY"), promises to pay to or registered assigns, the Accreted Value of this Note (as defined on the reverse hereof) on August 28, 2007, subject to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.


        Interest Accrual Dates: Each August 31, commencing August 31, 2002


                  IN WITNESS WHEREOF, American Skiing Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

Dated:
        ----------------------------


                                                AMERICAN SKIING COMPANY


                                                By:


                                         TRUSTEE'S CERTIFICATE OF AUTHENTICATION
                                         This is one of the 11.3025%
                                         Convertible Subordinated
                                         Notes due 2007 described in
                                         the within-mentioned
                                         Indenture.

                                                                    , as Trustee
                                        ----------------------------


                                        By:
                                           -------------------------------------
                                           Authorized Officer


                                          * Applicable to Global Notes Only

                            [FORM OF REVERSE OF NOTE]


                             AMERICAN SKIING COMPANY

                 11.3025% Convertible Subordinated Note due 2007

                  1. Interest. American Skiing Company, a Delaware corporation (the "COMPANY," which term includes any successor Person under the Indenture hereinafter referred to), is the issuer of 11.3025% Convertible Subordinated Notes due 2007 (the "NOTES"). The Company promises to pay the Accreted Value of this Note on August 28, 2007. The Notes will accrue interest, compounded annually, as provided in Section 2 of the Indenture on the Accreted Value of the Note, at a rate of 11.3025% per annum. Interest on the Notes will accrue from August 31, 2001 and will be computed on the basis of a 360-day year of twelve 30-day months. The "ACCRETED VALUE" of this Note is defined as the sum of (i) the Original Issue Price of this Note, and (ii) any interest or premium in respect to this Note added to each Accreted Value pursuant to Section 2.02 of the Indenture and the terms of this Note.

                  2. Method of Payment. Interest on the Notes shall be payable through the addition of such interest to the Accreted Value in effect immediately prior to the applicable Interest Accrual Date. The Company shall notify the Trustee in writing of the aggregate amount of such interest not less than five (5) nor more than 45 days prior to the Interest Accrual Date on which accretion will occur. On the applicable Interest Accrual Date, the Accreted Value shall increase by the amount of such interest. On maturity, Holders must surrender Notes to a Paying Agent to collect the Accreted Value on such Notes. The Company will pay the Accreted Value, accrued and unpaid interest thereon, and premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a Holder so requests, Accreted Value, accrued and unpaid interest thereon, and premium, if any, may be paid by wire transfer of immediately available funds to an account previously specified in writing by such Holder to the Company and the Trustee.

                  3. Paying Agent, Conversion Agent and Registrar. The Trustee will act as Paying Agent, Conversion Agent and Registrar in the City of New York, New York. The Company may change any Paying Agent, Conversion Agent or Registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

                  4. Indenture. The Company issued the Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code (Sections) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited (except as otherwise provided in the Indenture) to $12,500,000 in aggregate Original Issue Price and subordinated in right of payment to all existing and future Senior Debt of the Company.

                  5. Optional Redemption. The Notes are not redeemable at the Company's option prior to July 31, 2004. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Accreted Value thereof) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 31 of the years indicated below:

                                    Year                         Percentage

              2004...........................................         119.00%

              2005...........................................         115.33%

              2006...........................................         111.66%

              2007...........................................         100.00%
                                                                 ---------------


                  Any such optional redemption shall be initiated only upon (i) the approval of a majority of the Board of Directors, provided that such approval includes the approval of a majority of the directors of the Company who are not designated or appointed by the Purchasers or their Affiliates (so long as the Purchasers or their Affiliates are Holders) or by any other Person (or group of Persons) which is a Holder and has the ability to designate or appoint a majority of the Board of Directors or (ii) the approval of a special committee of the Independent Directors (as such terms is defined in the Stockholders' Agreement).

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at his address of record. The Company may redeem Notes in whole or in part in denominations of Accreted Value with $100 of Original Issue Price or integral multiples thereof. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

                  6. Mandatory Redemption. The Company will not be required to make mandatory redemption or repurchase payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

                  7. Repurchase at Option of Holder. If there is a Change of Control, the Company shall be required to offer to purchase all outstanding Notes on the Purchase Date at the purchase price equal to the prices (expressed as percentages of the Accreted Value thereof on a Purchase Date occurring within the 12-month period beginning on July 31 of the years indicated below, other than 2001, which shall be the period commencing on August 31, 2001 and ending on July 30, 2002) set forth below, plus accrued and unpaid interest thereon to the Purchase Date:

                                    Year                         Percentage

              2001...........................................         123.00%

              2002...........................................         119.10%

              2003...........................................         115.20%

              2004...........................................         103.30%

              2005...........................................         102.20%

              2006...........................................         101.10%

              2007...........................................         100.00%


                  Notwithstanding the foregoing, the purchase price payable with respect to the Notes upon a Change of Control shall not exceed 100% of the Accreted Value of the Notes, plus any accrued and unpaid interest thereon to the Purchase Date unless (i) a majority of the Board of Directors, provided that such majority includes a majority of the directors of the Company who are not designated or appointed by the Purchasers or their Affiliates or by any other Person (or group of Persons) which has the ability to designate or appoint a majority of the Board of Directors or (ii) a majority of a special committee of the Independent Directors (as such terms is defined in the Stockholders' Agreement), shall have approved the transaction(s) constituting the Change of Control; provided, that if such approval has been withheld solely or primarily to reduce the purchase price payable upon a Change of Control the Holders shall be entitled to receive the applicable purchase price set forth in the table in the preceding paragraph, plus any accrued and unpaid interest on the Notes to the Purchase Date.

                  Holders of Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Purchase Date and may elect to have such Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  8. Subordination. The payment of the Accreted Value, accrued and unpaid interest thereon or any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

                  9. Conversion. The holder of any Note has the right, exercisable at any time following the Issuance Date and prior to the close of business (New York time) on the date of the Note's maturity, to convert the Accreted Value thereof (or any portion thereof (with $100 Original Issue Price or any integral multiples thereof) into shares of Series D Preferred Stock at the initial Conversion Price of $12,500 per share, subject to adjustment under certain circumstances as set forth in the Indenture.

                  To convert a Note, a holder must (1) complete and sign a conversion notice substantially in the form set forth below, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. The number of shares issuable upon conversion of a Note is determined by dividing the Accreted Value of the Note converted, accrued and unpaid interest thereon, and any other amounts payable on the Notes on the date of conversion, by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

                  A Note in respect of which a holder has delivered an "Option of Holder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

                  10. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of Accreted Value with $100 of Original Issue Price and any integral multiples thereof. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

                  11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.


                  12. Unclaimed Money. If money for the payment of Accreted Value or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  13. Defaults and Remedies. The Notes shall have the Events of Default set forth in Section 8.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate Accreted Value of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid Accreted Value, accrued and unpaid interest thereon and other amounts payable on the Notes, if any, shall become due and payable immediately without further action or notice. The Majority Holders by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Accreted Value, and other amounts due on the Notes, if any, that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, the Majority may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

                  14. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Majority Holders (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Majority Holders. Without the consent of any Holder, the Indenture or the Notes may be amended among other things, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for assumption of the Company's obligations to Holders, to make any change that does not adversely affect the rights of any Holder or to qualify the Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

                  15. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

                  16. No Recourse Against Others. A director, officer, employee, incorporator or shareholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

                  17. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                  18. Authentication. The Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

                  19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UGMA (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture. Request may be made to:

                                    American Skiing Company
                                    P.O. Box 450
                                    Sunday River Access Road
                                    Bethel, Maine 04217
                                    Attention of:  Foster Stewart, Esq.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to

               (Insert assignee's social security or tax I.D. no.)

              (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                                                     Your Signature:


                                                     ---------------------------
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Note)

Date:

                                                     Signature Guarantee: *


                                                    ---------------------------


                  In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

                  (1) [ ] to the Company or any subsidiary thereof,

                  (2)[ ] to a qualified institutional buyer in compliance with Rule 144A,

                  (3) [ ] outside the United States in compliance with Rule 904 under the Securities Act,

                  (4) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available),

                  (5) [ ] to an Accredited Investor (as defined in Regulation D under the Securities Act) in a transaction exempt from registration under the Securities Act,

                  (6) [ ] pursuant to any other exemption from registration under the Securities Act or

                  (7) [ ] pursuant to an effective registration statement under the Securities Act.


* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange. However, such guarantee is not required so long as a Purchaser holds the Note.

Signature

Signature Guarantee*

Signature must be guaranteed

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:    _____________________

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange. However, such guarantee is not required so long as a Purchaser holds the Note.

                  NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note or a portion thereof repurchased by the Company pursuant to Section 4.07 of the Indenture, check the box: [ ]

                  If the purchase is in part, indicate the portion of Accreted Value with Original Issue Price in denominations of $100 or any integral multiple thereof to be purchased:

                                                     Your Signature:


                                                   -----------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note)


Date:
       -----------------------------

                                                  Signature Guarantee:**/


                                                  ------------------------------
                                                     **/ Signature must be
                                                     guaranteed by a commercial
                                                     bank, trust company or
                                                     member firm of the New York
                                                     Stock Exchange. However,
                                                     this guarantee is not
                                                     required so long as a
                                                     Purchaser holds the Note.

                               ELECTION TO CONVERT

To American Skiing Company

                  The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Series D Preferred Stock of American Skiing Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If the shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Date:
       -----------------------------


                  in whole ___ Portions of Accreted Value of the Note to be converted (with

                  $100 Original Issue Price or integral multiples thereof):

                  $
                   ------------------------------
                                                     Signature


                                                --------------------------------



                  Please Print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number

                                             Signature Guarantee: *


                                                -------------------------------
                                                     * Signature must be
                                                     guaranteed by a commercial
                                                     bank, trust company or
                                                     member firm of the New York
                                                     Stock Exchange. However,
                                                     this guarantee is not
                                                     required so long as the
                                                     Purchaser holds the Note.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                                   SCHEDULE A

                        SCHEDULE OF ORIGINAL ISSUE PRICE

                  The original issue price of this Global Note shall be $ . The following increases or decreases in the Original Issue Price (as defined in the Indenture) of this Global Note have been made:

                         Amount of increase                            Signature of       Date of exchange
Amount of decrease in    in Original Issue      Original Issue      authorized officer     following such
 Original Issue Price      Price of this         Price of this     of Trustee or Notes       decrease or
 of this Global Note        Global Note           Global Note           Custodian             increase
--------------------     ------------------     --------------     -------------------     ---------------


                                    EXHIBIT B

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                  FROM RULE 144A GLOBAL NOTE OR RESTRICTED NOTE
                           TO REGULATION S GLOBAL NOTE

  (Transfers pursuant to Section 2.06(a)(ii) or 2.06(a)(vii) of the Indenture)

[Name of Trustee]
as Trustee
[Address]
Attn:

        Re: American Skiing Company 11.3025% Convertible Subordinated Notes due 2007 (the "NOTES")

                  Reference is hereby made to the Indenture, dated as of August 31, 2001 (the "INDENTURE"), between American Skiing Company, as Issuer, and , as Trustee.

                  This letter relates to $[ ] [check one] (i) [ ] aggregate Accreted Value of Notes which are held in the form of the Rule 144A Global Note (CUSIP No. ) with the Depositary or (ii) [ ] Accreted Value of Restricted Note (CUSIP No. ) registered, in either case, in the name of [name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Regulation S Global Notes. The Original Issue Price of such Notes is $ .

                  In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with (i) the transfer restrictions set forth in the Notes and (ii) that:

                  (1) the offer of the Notes was not made to a Person in the United States;

                  (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

                  In addition, if the sale is made during a distribution compliance period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Capitalized terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

                                                     [Name of Transferor]


                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Title:


Dated:
        -------------------

cc:      American Skiing Company
         P.O. Box 450
         Sunday River Access Road
         Bethel, Maine 04217
         Attn:    _______________

                                    EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                FROM REGULATION S GLOBAL NOTE OR RESTRICTED NOTE
                            TO RULE 144A GLOBAL NOTE

  (Transfers pursuant to Section 2.06(a)(iii) or 2.06(a)(vi) of the Indenture)


[Trustee]
as Trustee
[Address]
Attn:
                  Re: American Skiing Company 11.3025% Convertible Subordinated Notes due 2007 (the "NOTES")

                  Reference is hereby made to the Indenture, dated as of August 31, 2001 (the "INDENTURE"), between American Skiing Company, as Issuer, and , as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

                  This letter relates to $[ ] [check one] (i) [ ] aggregate Accreted Value of Notes which are held in the form of the Regulation S Global Note (CUSIP No. ____) with the Depositary or (ii) [ ] Accreted Value of Restricted Note (CUSIP No. ----------------------------------- ) registered, in each case, in the name of [name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note. The Original Issue Price of such Notes is $_______.

                  In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

Dated:                                      [Name of Transferor],
        ----------------------------


                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Title:
cc:      American Skiing Company
         P.O. Box 450
         Sunday River Access
         Bethel, Maine 04217
         Attn:  ________________

                                    EXHIBIT D

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                         FROM GLOBAL NOTE OR RESTRICTED
                             NOTE TO RESTRICTED NOTE

(Transfers pursuant to Section 2.06(a)(iv) or Section 2.06(a)(v) of the Indenture)

[Name of Trustee],
as Trustee
[Address]
Attn:

                  Re: American Skiing Company 11.3025% Convertible Subordinated Notes due 2007 (the "NOTES")

                  Reference is hereby made to the Indenture, dated as of August 31 , 2001 (the "INDENTURE"), between American Skiing Company, as Issuer, and , as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture.

                  This letter relates to $[ ] aggregate Accreted Value of Notes which are held [in the form of the [Rule 144A/Regulation S]. [Global] [Restricted] Note (CUSIP No. [ ] CINS No. [ ]) [with the Depositary] in the name of [name of transferor] (the "TRANSFEROR") to effect the transfer of the Notes. The Original Issue Price of such Notes is $-------.

                  In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Notes and (ii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

*Insert, if appropriate.

                                                     [Name of Transferor],


                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Title:


Dated:
        -------------------

cc:      American Skiing Company
         P.O. Box 450
         Sunday River Access Road
         Bethel, Maine 04217
         Attn:  __________________

                                   APPENDIX E

              FORM OF LETTER TO BE DELIVERED BY INVESTORS OR OTHER
               PERSONS IN A TRANSACTION EXEMPT FROM REGISTRATION

American Skiing Company
P.O. Box 450
Sunday River Access Road
Bethel, Maine 04217

Ladies and Gentlemen:

                  We are delivering this letter in connection with our acquisition of 11.3025% Convertible Subordinated Notes due 2007 (the "Notes") of American Skiing Company, a Delaware corporation (the "Company").

                  We hereby confirm that:

                  [(i) we are an "accredited investor" within the meaning of Rule 501 (a) (1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501 (a) (1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");]

                  [(ii) (A) any purchase of the Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501 (a) (7) under the Securities Act and for each of which we exercise sole investment discretion or
(B) we are a "bank," within the meaning of Section 3 (a) (2) of the Securities Act, or a "savings and loan association" or other institution described in
Section 3 (a) (5) (A) of the Securities Act that is acquiring the Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;]

                  (iii) in the event that we purchase any of the Notes, we will acquire Notes having a minimum Original Issue Price of not less than $250,000 for our own account or for any separate account for which we are acting;

                  (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

                  (v) we are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling any of the Notes, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements thereof, as provided below, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                  (vi) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to acquire the Notes.

                  We understand that the Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only: (a) to the Company or any of its subsidiaries, (b) to a person whom the seller reasonably believes is a Qualified Institutional Buyer or "QIB" (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (c) in an offshore transaction meeting the requirements of Rule 904 of the Securities Act, (d) in a transaction meeting the requirements of Rule 144 under the Securities Act, (e) to an Accredited Investor that, prior to such transfer, furnishes the trustee a signed letter containing certain representations and agreements relating to the transfer of the Notes (in substantially this form) and, if such transfer is in respect of an Accreted Value with an Original Issue Price (as defined in the terms of Notes) less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (f) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (g) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States, or any other applicable jurisdiction. We understand that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Notes acquired by us will be in the form of definitive physical certificates and will bear a legend reflecting the substance of this paragraph.

                  We acknowledge that the Company and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Dated:
        ----------------------------


                                                     (Name of Purchaser)


                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Title:
                                                          Address: